As filed with the U.S. Securities and Exchange Commission on November 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AYRO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodney C. Keller, Jr.

President and Chief Executive Officer

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Matthew L. Fry, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum aggregate offering price per security		Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering:
Common Stock, $0.0001 par value per share		(2)		(3)	$—	$—
Preferred Stock, $0.0001 par value per share		(2)		(3)	—	—
Warrants		(2)		(3)	—	—
Units (4)		(2)		(3)	—	—
Total Primary Offering					$100,000,000.00	$10,910.00	(5)
Secondary Offering:
Common Stock, $0.0001 par value per share (6)	2,270,475		5.49	(7)	$12,464,907.75	$1,359.93
Total Offering					$112,464,907.75	$12,269.93

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, and such indeterminate number of units as may, from time to time, be issued at indeterminate prices. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.
(4)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.
(6)	Represents the resale of shares of common stock issuable upon the exercise of certain warrants issued in private placements described herein. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.
(7)	Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock or shares of common stock issuable upon exercise of warrants being registered in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on November 19, 2020, which date is within five business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2020

Prospectus

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

In addition, the selling stockholders identified in this prospectus may offer and sell from time to time up to (i) 1,237,624 shares of our common stock underlying Series A Warrants (the “Series A Warrants”) that were issued to the selling stockholders on November 24, 2020, (ii) 825,084 shares of our common stock underlying Series B Warrants (the “Series B Warrants”) that were issued to the selling stockholders on November 24, 2020, (iii) 57,467 shares of our common stock underlying warrants issued to Palladium Capital Advisors, LLC (“Palladium”) as part of Palladium’s compensation for serving as our placement agent in connection with the November 2020 Offering (as defined below), and which have been transferred to Palladium Holdings, LLC (“Palladium Holdings”), (iv) 56,256 shares of our common stock underlying warrants issued to Spartan Capital Securities, LLC (“Spartan”) as part of Spartan’s compensation for serving as our placement agent in connection with the November 2020 Offering and (v) 94,044 shares of our common stock underlying warrants issued to Spartan as part of Spartan’s compensation for serving as an introducing advisor in connection with a manufacturing agreement. We are registering these shares of our common stock pursuant to an agreement that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AYRO.” On November 24, 2020, the last reported sale price of our common stock was $8.70 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 15 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000. In addition to the securities we may offer, the selling stockholders identified in this prospectus may offer and sell from time to time up to (i) 1,237,624 shares of our common stock underlying the Series A Warrants, (ii) 825,084 shares of our common stock underlying the Series B Warrants, (iii) 57,467 shares of our common stock underlying warrants issued to Palladium as part of Palladium’s compensation for serving as our placement agent in connection with the November 2020 Offering, which have been transferred to Palladium Holdings, (iv) 56,256 shares of our common stock underlying warrants issued to Spartan as part of Spartan’s compensation for serving as our placement agent in connection with the November 2020 Offering and (v) 94,044 shares of our common stock underlying warrants issued to Spartan as part of Spartan’s compensation for serving as an introducing advisor in connection with a manufacturing agreement.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the sections entitled “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

●	we may be acquired by a third party based on preexisting agreements;

●	we have a history of losses and have never been profitable, and we expect to incur additional losses in the future and may never be profitable;

●	the market for our products is developing and may not develop as expected;

●	our business is subject to general economic and market conditions;

●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak;

●	our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities;

●	we may experience lower-than-anticipated market acceptance of our vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles;

●	the markets in which we operate are highly competitive, and we may not be successful in competing in these industries;

●	a significant portion of our revenues are derived from a single customer;

●	we rely on and intend to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of our vehicles;

●	we may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims;

●	the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our vehicles;

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●	increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business;

●	our business may be adversely affected by labor and union activities;

●	we will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks;

●	increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions;

●	we may fail to comply with environmental and safety laws and regulations;

●	our proprietary designs are susceptible to reverse engineering by our competitors;

●	if we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us;

●	should we begin transacting business in other currencies, we are subject to exposure from changes in the exchange rates of local currencies;

●	we are subject to governmental export and import controls that could impair our ability to compete in international market due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

●	our expected use of proceeds from this offering; and

●	other factors discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including those set forth under “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020 (the “Form 10-Q”).

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including from the Form 10-Q, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

On May 28, 2020, pursuant to the previously announced Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among AYRO, Inc., a Delaware corporation previously known as DropCar, Inc. (“we,” “us,” “our” or the “Company”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, Inc., a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), Merger Sub was merged with and into AYRO Operating, with AYRO Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company” and “AYRO” refer to AYRO, Inc. and its subsidiaries. References to “DropCar” refer to DropCar, Inc. prior to the Merger.

Overview

We design and manufacture compact, sustainable electric vehicles for closed campus mobility, urban and community transport, local on-demand and last mile delivery, and government use. Our three- and four-wheeled purpose-built electric vehicles are geared toward commercial customers including universities, last mile delivery services and food service providers.

Our Products

AYRO vehicles provide the end user an environmentally friendly alternative to internal combustion engine vehicles (cars powered by gasoline or diesel oil), for light duty uses, including low-speed logistics, maintenance and cargo services, at a lower total cost.

AYRO Club Car 411

The AYRO Club Car 411 (the “AYRO 411 Fleet”) is a family of electric, four-wheel compact, light-duty utility trucks sold exclusively through AYRO’s contracted partner, Club Car, as part of a global multi-year sustainability solution development, sales and marketing agreement. Each of the AYRO 411 Fleet of vehicles is classified as a street legal low speed vehicle (“LSV”), defined as a four-wheeled motor vehicle, other than an all-terrain vehicle, that is capable of reaching speeds of at least 20 miles per hour (“mph”) but not greater than 25 mph, with a gross vehicle weight rating of less than 3,000 pounds and meets the safety standards in Title 49 of the U.S. Code of Federal Regulations, section 571.50.

The AYRO 411 Fleet has an expected range of up to 50 miles and a maximum speed range of 25 mph (or 40 kilometers per hour), in line with the United States Department of Transportation (“USDOT”) regulations for low-speed vehicles and with most state statutes, which typically limit the speed of LSVs to 25 mph on 35 mph posted roads. The current AYRO 411 Fleet includes:

● the 411 Flatbed truck, which provides drivers with considerable versatility of use;

● the 411 Pickup truck, which is ideal for hauling; and

● the 411 Cargo Van Box, a fully enclosed cargo box.

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The AYRO 411 Fleet has zero gas emissions, a recharge capability of up to six to eight hours using 120V/20A outlets and has a payload capacity of up to 1,100 pounds. AYRO estimates that the AYRO 411 Fleet’s operating costs are approximately 50% lower per year compared to similarly sized gas-powered trucks/vans. Vehicles in the AYRO 411 Fleet are equipped with:

● reinforced steel (coated) chassis houses the motor, controller and enclosed battery operating system;

● auto-grade suspension with Transverse Leaf Spring on the front and horizontal spring with coil-over shock in the rear;

● power assisted steering;

● street legal if registered/licensed per standard vehicles by dealer or user;

● multi-point, anchored DOT compliant safety harnesses for driver and passenger;

● a standard back-up camera (appears on larger LCD display – see below);

● a standard 7-inch (17.7 centimeter) LCD display;

● a standard manual parking break;

● four-wheel all-disk braking system and corrosion resistant body panels; and

● heating and ventilation systems in the cabin of the truck.

With its low speed, zero-emissions, and cost-effectiveness, the AYRO 411 Fleet seeks to satisfy the needs of a variety of customers, including university and college campuses, retailers, airports and ports, business parks and campuses, warehouses, production facilities, resorts and theme parks, apartments and condos.

AYRO 311 Autocycle

The AYRO 311 Autocycle (the “AYRO 311”) is a compact, light-duty street-legal electric vehicle with a maximum speed of up to 50 mph. Strategically engineered with USDOT-compliant automotive parts, the AYRO 311 is built to a high-performance standard, has standard automotive controls and does not require any special licenses or conditions in order to drive. Like the AYRO 411 Fleet, it has a range of up to 50 miles, has zero gas emissions and a recharge capability of up to six to eight hours using 120V/20A and its operating costs are estimated to be approximately 50% lower per year compared to gas-powered vehicles.

AYRO 311’s equipment includes:

● a standard back-up camera, a standard 7-inch (17.7 centimeter) LCD display;

● a standard manual parking break; enclosed and corrosion resistant body panels;

● heating, ventilation, and fan systems in the cabin of the vehicle;

● standard automotive controls including foot accelerator and brake pedals;

● a USDOT-approved windshield, a windshield wiper and washer system;

● a driver’s 3-point safety belt and a passenger’s 4-point safety belt; warning flashers;

● AM and FM radio;

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● Bluetooth capabilities;

● a GPS system; and

● an SD card slot.

With its automotive-style controls (a steering wheel and foot pedals), the AYRO 311 drives like a regular car and accommodates the average consumer and is designed for neighborhood food delivery, last mile delivery, parking enforcement and urban dwellers. More specifically, this product targets urban dwellers due to its compact size in dense urban environments. The AYRO 311 also targets commercial customers, such as neighborhood food and product delivery fleets, gated communities, country clubs, and colleges and universities due to its highly customizable appearance with a range of brand and logo wraps, spot graphics, and color options (glossy white or athletic red), its compact design and ability to go virtually anywhere. The AYRO 311 also targets municipalities and facilities as customers for use in parking enforcement, special events, and public safety.

AYRO 511 (Concept)

AYRO is currently investigating and researching the concept vehicle, the AYRO 511, a new full-time four-wheel drive electric vehicle. The AYRO 511 is expected to have 13 inches (33 centimeters) of clearance and enhanced stability in a diverse array of terrains and seasons. Additionally, the truck will be designed to operate with an automotive-style drive system, cutting driving noise down to a minimum.

Additional Models and Vehicles

AYRO is currently in discussions with Club Car regarding a variety of new models and vehicles.

Manufacturing and Supply Chain

Manufacturing Agreement with Cenntro

In 2017, AYRO partnered with Cenntro Automotive Group, Ltd. (“Cenntro”), which operates a large electric vehicle factory in the automotive district in Hangzhou, China, in a supply chain agreement to provide sub-assembly manufacturing services. Through the partnership, Cenntro acquired nineteen percent (19%) of AYRO’s common stock. Cenntro beneficially owned approximately 13.7% as of December 31, 2019. Cenntro owns the design of the AYRO 411 Fleet vehicles and has granted AYRO an exclusive license to purchase the AYRO 411 Fleet vehicles for sale in North America.

Under AYRO’s Manufacturing License Agreement with Cenntro (the “MLA”), in order for AYRO to maintain its exclusive territorial rights pursuant to the MLA, for the first three years after the effective date of April 27, 2017, AYRO must meet the following minimum sale requirements: (i) a minimum of 300 units sold by the first anniversary of the effective date of the MLA; (ii) a minimum of 800 units sold by the second anniversary of the effective date of the MLA; and (iii) a minimum of 1,300 units sold by the third anniversary of the effective date of the MLA. Cenntro will determine the minimum sale requirements for the years thereafter. Should any event of default occur, the other party may terminate the MLA by providing written notice to the defaulting party, who will have 90 days from the effective date of the notice to cure the default. Unless waived by the party providing notice, a failure to cure the default(s) within the time 90-day time frame will result in the automatic termination of the MLA. Events of default under the MLA include a failure to make a required payment when due, the insolvency or bankruptcy of either party, the subjection of either party’s property to any levy, seizure, general assignment for the benefit of creditors, and a failure to make available or deliver the products in the time and manner provided for in the MLA.

Cenntro is also being used to perform sub-assembly manufacturing of the AYRO 311. AYRO imports semi-knocked-down vehicle kits from Cenntro for both the 411 and 311 models. The vehicle kits are received through shipping containers by AYRO’s assembly facility in Round Rock, Texas. The vehicles are then assembled with limited customization requirements per order. As such, the partnership with Cenntro allows AYRO to scale manufacturing operations without significant investment in capital expenditures, and therefore bring products to market rapidly.

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AYRO currently occupies 24,000 square feet of manufacturing space configured in a “U”-shaped assembly line with multiple stations per vehicle. AYRO’s manufacturing space allows multiple assembly lines plus adequate raw material storage. The chart below indicates the number of vehicles and assembly time required for each. Assembly time also includes USDOT quality checks and testing as the final step of the assembly process. Additionally, the number of vehicles indicated below assumes a single shift. AYRO believes that its volumes could be doubled per line by adding a second shift that would operate from 4pm to midnight.

Vehicle	Assembly time (Man-Hours)	Vehicles assembled per month
AYRO 411	12.0	200
AYRO 311	14.0	200
AYRO 311x (estimated)	15.0	200

Master Procurement Agreement with Club Car

In March 2019, AYRO entered into a five-year Master Procurement Agreement (the “MPA”) with Club Car for the sale of AYRO’s four-wheeled vehicles. The MPA grants Club Car the exclusive right to sell the AYRO 411 Fleet in North America, provided that Club Car orders a mutually agreed on number of AYRO vehicles per year. Under the terms of the MPA, AYRO receives orders from Club Car dealers for vehicles of specific configurations, and AYRO invoices Club Car once the vehicle has shipped. The MPA has an initial term of five years commencing January 1, 2019 and may be renewed by Club Car for successive one-year periods upon 60 days’ prior written notice. AYRO also agreed to collaborate with Club Car on developing new products similar to the AYRO 411 Fleet and improvements to existing products, and AYRO granted Club Car a right of first refusal to purchase similar commercial utility vehicles which AYRO develops during the term of the MPA. AYRO is currently engaged in discussions with Club Car to develop additional products to be sold by Club Car in Europe and Asia, but there can be no assurance that these discussions will be successful. Pursuant to the MPA, AYRO also granted Club Car a right of first refusal in the event that AYRO intends to sell 51% or more of its assets or equity interests, which right of first refusal is exercisable for a period of 45 days following AYRO’s delivery of an acquisition notice to Club Car.

Manufacturing Services Agreement with Karma

On September 25, 2020, we entered into a Master Manufacturing Services Agreement (the “Karma Agreement”) with Karma Automotive LLC (“Karma”), pursuant to which Karma agreed to provide certain manufacturing services for the production of our vehicles. The initial statement of work provides that Karma will perform assembly of a certain quantity of our 411 product and provide testing, materials management and outbound logistics services. For such services in the initial statement of work, we agreed to pay $1,160,800 to Karma, of which (i) $520,000 was paid at closing and (ii) $640,000 is due and payable five months following the satisfaction of certain production requirements.

The Karma Agreement expires (i) 12 months from the start of volume production of the vehicles or (ii) such earlier time as the parties mutually agree in writing. In addition, Karma may terminate the Karma Agreement at any time, without cause, upon twelve months’ prior written notice. We may terminate the Karma Agreement, without cause, upon six months’ prior written notice.

Strategic Partnership with Autonomic

Additionally, AYRO is developing a technology platform that can be deployed to any vehicle as additional value-add subscriptions offered directly to the end customer. AYRO has partnered with Autonomic, a wholly-owned subsidiary of Ford Smart Mobility LLC, to collect vehicle health, use and location information (telematics) in its transportation mobility cloud and produce purpose-built information back to AYRO, customers and fleet operators, generating an additional revenue stream. Working together, the companies aim to develop a range of services to enable mobility applications for AYRO’s line of vehicles which power everything from moving products and equipment to people and last-mile delivery services.

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Engineering Development and Production Process Validation

As a baseline, AYRO’s product development and engineering efforts align with the Society of Automotive Engineering (“SAE”) J2258_201611 standards for Light Utility Vehicles. The J2258 standard provides key compliance criteria for Gross Vehicle Weight Rating (“GVWR”), occupant protection and safety restraint systems, lateral and longitudinal stability, center of gravity and operating controls, among others. AYRO’s test validation and inspection standards follow Federal Motor Vehicle Safety Standards (“FMVSS”) 49 CFR 571.500 for LSVs with the additions of SAE J585 and FMVSS 111 for rear visibility, lighting, signaling, reflectors, changes in direction of movement, back-up camera response timing and field of view.

AYRO’s development standards and test compliance validation processes are supported by a variety of test documentation including supplier self-reporting, third party laboratory test reports and regional compliance validation with the California Air Resource Board (“CARB”) for speed, range and environmental performance.

AYRO’s production system follows a lean, cell-based, manufacturing model. The process involves the following five sequential cells: (1) cab preparation, (2) chassis preparation, (3) system integration and testing, (4) final assembly and integration test, and (5) QA & FMVSS Compliance. Assembly quality and shift efficiency metrics are measured daily by AYRO production staff at end of every shift.

AYRO maintains a certification and compliance check list for each vehicle. AYRO’s three and four-wheeled vehicles use an automotive style steering wheel, turn signal stalk, headlight, running light and reverse light controls, a multi-speed windshield wiper and washer and an accelerator and brake pedal consistent with controls employed in standard passenger cars. As the AYRO 311 and AYRO 411 are direct drive vehicles, there is no stick shift, clutch, paddle shift, or belt driven CSV (continuously variable) transmission needed to operate the vehicles within the intended torque band and speed range. Accordingly, AYRO’s vehicles are homologated under existing U.S., state and local LSV requirements and the corresponding motorcycle and autocycle requirements under 49 CFR 571.3.

The Industry and AYRO’s Competitive Position

The U.S. electric vehicle market is expected by many commentators to increase dramatically over the next decade, driven by factors such as the country’s increasingly urbanized population, the significant cost of owning and operating gas-powered vehicles, the growing global awareness of the damaging effects of pollution and greenhouse gas emissions, and rising investment in clean technology and supporting infrastructure.

A segment of the electric vehicle market, low speed electric vehicles (“LSEVs”)—which are LSVs but cannot be powered by gas or diesel fuel—are growing increasingly popular as eco-friendly options for consumers and commercial entities. LSEVs run on electric motors fueled by a variety of different batteries, such as lithium ion, molten salt, zinc-air and various nickel-based designs.

In 2017, the global LSEV market was valued at approximately $2,395 million, according to Allied Market Research, and global sales of LSEVs have only continued to grow over the past two years, with sales expected to reach 1.5 million units in 2021. According to the Low Speed Electric Vehicles Market report conducted by Market Study Report, over the next five years, the LSEV market is expected to register a 10.8% compound annual growth rate in terms of revenue, with the global market size expected to reach $8,870 million by 2024, up from $4,790 million in 2019.

Trends Driving the Need for Electric Vehicles

Trends such as increasingly stringent government regulations aimed toward reducing vehicle emissions, growing urban populations, and social pressure to adopt sustainable lifestyles all create a demand for more ecologically and economically sustainable methods of transportation. This demand continues to spur technological advancements and LSEV market growth.

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Incentivizing Effect of Government Rules and Regulations. Expanding rules and regulations governing vehicle emissions have contributed to growth in the LSEV market. In particular, the U.S., Germany, France, and China have implemented stringent laws and regulations governing vehicular emissions, requiring automobile manufacturers to use advanced technologies to combat high-emission levels in vehicles. To incentivize clean-energy use, many governments are increasingly instituting substantial incentives for consumers to purchase electric vehicles, such as:

● tax credits, rebates, and exemptions; reduced vehicle registration fees;

● reduced utility rates; and

● parking incentives.

Further, governments are establishing infrastructure benchmarks to support the growth of the electric vehicle industry.

A prime example of government involvement in developing the electric vehicle industry, a recent New Jersey bill aims to have 330,000 electric vehicles on state roads by the end of 2024 and a total of 2 million by 2035. To facilitate this goal, the bill calls for the state to have 400 fast-charging stations and another 1,000 slow-charging stations, both by 2025. Thirty percent of all apartment, condo and townhouse developments in New Jersey would need to have chargers by 2030, while half of all franchise hotels would need to have chargers by 2050. As the network of government rules and regulations expands, so too should investment in the research and development of LSEV technology and infrastructure.

Urbanization on the Rise. According to the U.N., in 2015, 55% of the world’s population was urban, and by 2050, it is estimated that this percentage will increase to 68%. As the world population continues to urbanize, a growing number of consumers are expected to seek alternatives, such as LSEVs, to internal combustion engine vehicles in order to save money and space in congested city streets.

Increasing Sense of Social Responsibility. In tandem with governmental efforts to curb pollution and encourage more sustainable transportation practices, consumers face increasing social pressure to adopt eco-friendly lifestyles. As this demand grows, the LSEV market should continue to develop.

Target Markets

The multipurpose applications and clean energy use of LSEVs make them popular across a wide array of industries and customers, including college and university campuses, resorts and hotels, corporate parks, hospitals, warehouses, individual consumers, last mile delivery service providers, municipalities, and the food service industry. A number of these market segments, and AYRO’s competitive position within them, are discussed in greater detail below.

Universities. LSEVs are growing increasingly common on university and college campuses due to a number of factors. LSEVs fulfill the versatile needs of campuses better than golf carts or standard combustion vehicles because, not only does LSEVs’ low speed threshold promote safer driving among pedestrians, the vehicles are also street legal with on-road safety features, enabling drivers to drive on roads and free up pedestrian space along sidewalks and smaller pathways. Additionally, the significantly reduced carbon imprint of LSEVs compared to internal combustion engine vehicles appeal to environmentally aware students and professors looking to promote environmental sustainability on campus. By transitioning from internal combustion engine vehicles to LSEVs, campuses should be able to reduce significantly the costs spent on fuel, oil, parts, and maintenance. AYRO’s vehicles, particularly the AYRO 411 Fleet, provide all of these benefits to university and college campuses. AYRO estimates that in the U.S., there are over 1,800 higher education campuses with over 10,000 students each with over 400 on-campus vehicles that are ideal targets for the AYRO 411 Fleet as campuses transition from fossil-fueled campus fleet vehicles to EVs.

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Food Delivery Services. As the millennial generation assumes a more substantial portion of the consumer population, customers increasingly favor convenience and timeliness, spurring dramatic growth in online ordering and delivery services across a wide swath of industries, including food delivery and restaurant ordering services. Food delivery sales are anticipated to increase over 20% per year, culminating in an expected $365 billion worldwide by 2030, according to Upserve. Upserve further estimates that approximately 60% of U.S. consumers report that they order delivery or takeout at least once a week. Within the next decade, potentially over 40% of restaurant sales will be attributable to delivery services, according to Morgan Stanley.

In its market research, AYRO has determined that delivery services, including restaurants using the AYRO 311 as a delivery vehicle rather than outsourcing delivery to third party services, have reduced their delivery costs by up to 50%. Delivery service companies using the AYRO 311 as an in-house delivery vehicle rather than outsourcing delivery are also better equipped to manage the customer experience and maintain customer relationships and data.

Last Mile Delivery Service. Retail focus on last mile delivery—the movement of goods from a transportation hub to the final delivery destination—has grown exponentially over the past few years due to the rise in online ordering and e-commerce. Consumers’ ability to pick and choose products based on delivery speed and availability makes last mile delivery a key differentiator among retailers. Last mile delivery provides retailers timelier and more convenient delivery options not offered by the main three shipping services in the U.S. (the U.S. Postal Service, FedEx, and UPS). Additionally, given the increasing designation of low emission zones in urban centers, retailers will need to continue to deploy eco-friendly vehicles. Retailers will likely expand the use of LSEV fleets to make deliveries in low emission zones due to their zero gas emissions and lower price than competing electric vehicles. AYRO expects that the AYRO 411 Fleet, with its variety of cargo bed options ideal for hauling and delivery and its low price point, should stand out among the competition. Additionally, the AYRO 311 autocycle is ideal for short point-destination deliveries for smaller packages and urgent urban courier-style deliveries.

Municipalities. As more city governments adopt regulations geared toward reducing pollution from vehicles, cities are increasingly looking to replace their municipal vehicles with zero-emission fleets. Such fleet overhauls, however, can be costly. LSEVs are a cheaper and more practical option for cities daunted by the cost of standard electronic vehicles. AYRO’s LSEVs have both on and off-road capabilities, making them particularly versatile for municipalities.

On-Road and Personal Transportation. LSEVs offer a feasible and practical method of transportation, especially in urban centers. Because AYRO’s LSEVs are street-legal, they offer city dwellers a more sustainable, cost-efficient, easily maneuverable, compact and light weight option compared to internal combustion engine vehicles. AYRO LSEVs also offer a variety of specifications and equipment, meaning that consumers do not have to sacrifice comfort or convenience.

Market Considerations

AYRO primarily focuses on the LSEV North American market, which is highly competitive and constitutes 28% of the global LSEV market according to Wise Guy Reports. AYRO has examined various considerations with regard to the AYRO’s market impact, including cost comparisons to existing vehicles in the market, market validation and target commercial markets.

Competition

The worldwide automotive market, particularly for economy and alternative fuel vehicles, is highly competitive, and AYRO expects it will become even more so in the future. Other manufacturers have entered the three-wheeled vehicle market, and AYRO expects additional competitors to enter this market within the next several years. As the LSEV market grows increasingly saturated, AYRO expects to experience significant competition. The most competitive companies in the global LSEV market include HDK Electric Vehicles, Bradshaw Electric Vehicles, Textron Inc., Polaris Industries, Yamaha Motors Co. Ltd., Ingersoll Rand, Inc., Speedway Electric, AGT Electric Cars, Bintelli Electric Vehicles and Ligier Group. AYRO’s relationship with Club Car, a division of Ingersoll Rand, Inc., gives AYRO a strong competitive advantage. Despite this fact, many of the other competitors listed above have significantly greater financial, technical, manufacturing, marketing and other resources than AYRO and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Many of these competitors modify an existing fossil-fuel powered golf cart to meet utility and commercial needs for an all-electric commercial utility vehicle, unlike the AYRO 411 Fleet, which was engineered, designed and produced as a portfolio of electric, light duty trucks and vans.

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When compared to internal combustion engine vehicles, AYRO’s vehicles are significantly more attractive based on tax, title and license fees and CO2 emissions. Compared to a standard Ford F150 (gasoline) pickup truck (2.7 liter), the AYRO 411 Fleet provides an approximate 49% reduction in operating expenses and an approximate 100% reduction in CO2 emissions (if renewed energy is used to charge the AYRO vehicles, an increasing trend for most higher education campuses and government facilities). Compared to a Nissan Versa (gasoline) four cylinder (1.6 liter) sub-compact car, the AYRO 311 provides a similarly drastic reduction in operating expenses and CO2 emissions. Additionally, the AYRO 311’s starting manufacturer suggested retail price (“MSRP”) is $9,999. Arcimoto and SOLO market three-wheeled electric vehicles with starting MSRPs of $19,900 and $15,888, respectively.

AYRO’s most closely-matched competitor in the LSEV industry is Polaris Gem (“Gem”), an LSEV manufacturer that manufactures products designed for applications similar to AYRO’s. Gem offers three passenger vehicle models and two utility vehicle models. Although Gem’s GEM el XD model, which is similar to vehicles in the AYRO 411 Fleet, has a lower starting MSRP than the AYRO 411 Fleet, the GEM el XD would need to be highly configured to match the standard AYRO 411 Fleet features and, with such configuration, would exceed the base MSRP of each vehicle in the AYRO 411 Fleet. The AYRO 411 Fleet has a greater pick-up bed and van box capacity that the GEM el XD, in addition to 13% more horsepower and a 48% better turning radius, allowing drivers of the AYRO 411 Fleet to execute maneuvers in tighter spaces than they would using the GEM el XD.

AYRO expects competition in its industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and may adversely affect AYRO’s business, financial condition, operating results and prospects. AYRO’s ability to successfully compete in its industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurances that AYRO will be able to compete successfully in its markets. If AYRO’s competitors introduce new cars or services that compete with or surpass the quality, price or performance of AYRO’s vehicles or services, AYRO may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow AYRO to generate attractive rates of return on its investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm AYRO’s business, prospects, financial condition and operating results.

AYRO’s Strategy

AYRO’s goal is to continue to develop and commercialize automotive-grade, sustainable electric transportation solutions for the markets and use cases that AYRO believes can be well served by AYRO’s purpose-built, street legal and road-ready electric vehicles. AYRO’s business strategy includes the following:

● Leverage the relationship with Club Car to expand AYRO’s product portfolio and increase its customer base. AYRO is working on and has plans to expand its current electric transportation solutions portfolio in collaboration with Club Car. This plan includes next generation light duty trucks and new purpose-driven electric vehicles. Additionally, AYRO is collaborating with Club Car’s sales and marketing teams to expand adoption of its vehicles in the United States and intends to expand its geographical footprint within Club Car’s global distribution and channel network.

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● Rapidly scale up AYRO’s operations to achieve growth. AYRO intends to direct resources to scale up AYRO’s operations, which AYRO believes is needed to increase its revenue, including expanding and optimizing its automotive component supply chain and AYRO’s flow-based assembly operations in Round Rock, Texas. Further, AYRO plans to expand sales territories and add distribution channels, forming strategic partnerships to build-out its whole product offering and to access additional sales channels or to accelerate product adoption for particular vertical markets, building AYRO’s brand, and increasing manufacturing capacity to produce higher volumes of electric vehicles.

● Identify defined markets and use cases which are currently under-served but represent sizable market opportunity sub-sets of the electric vehicle market and focus development efforts on road-ready autocycles and other purpose-built electric vehicles to address such markets. AYRO is currently developing a new series of automotive-grade autocycles, engineered and optimized to meet targeted use cases such as last mile and urban delivery. AYRO is also working on Club Car’s next generation, electric light duty trucks and developing a new purpose-built vehicle with Club Car. AYRO intends to direct resources to advance the development of such purpose-built transportation solutions which AYRO believes will allow the company to address currently underserved, yet growing markets, that are application specific. AYRO believes that AYRO’s all-electric transportation solutions, such as its compact, lightweight and maneuverable campus and urban vehicles, can benefit targeted geographical and vertical customers by offering lower annual/lifetime total cost of ownership for zero emissions/zero carbon footprint vehicles.

● Invest in research and development and qualification of sensors, cameras, software and mobility services seeking to enhance the value of using AYRO’s electric vehicles and to derive incremental potential revenue streams for AYRO and its partner ecosystem. AYRO intends to integrate radio frequency-enabled hardware and develop data collection, communication processes and mobility services in collaboration with Autonomic. AYRO and Autonomic plan to develop a technology platform that collects vehicle health, use and location information (telematics) into its transportation mobility cloud and produces purpose-built information back to AYRO, customers and fleet operators, the subscription to which can be offered to the end customers which AYRO believes will enhance the value of using AYRO’s electric vehicles and provide additional revenue stream.

Reverse Stock Split and Stock Dividend

Effective as of 6:05 pm Eastern Time on May 28, 2020, we filed an amendment to our certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares (the “Reverse Stock Split”). Immediately following the Reverse Stock Split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the Reverse Stock Split (the “Stock Dividend”). The net result of the Reverse Stock Split and the Stock Dividend was a 1-for-5 reverse stock split. We made proportionate adjustments to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units (if any) and warrants outstanding as of the effective times of the Reverse Stock Split and the Stock Dividend in accordance with the terms of each security based on the split or dividend ratio (i.e., the number of shares issuable under such securities has been divided by ten and multiplied by two, and, in the case of stock options and warrants, the exercise or conversion price per share has been multiplied by ten and divided by two). Also, we reduced the number of shares reserved for issuance under our equity compensation plans proportionately based on the split and dividend ratios. Except for adjustments that resulted from the rounding up of fractional shares to the next whole share, the Reverse Stock Split and Stock Dividend affected all stockholders uniformly and did not change any stockholder’s percentage ownership interest in the Company. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from these actions; however, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split and the Stock Dividend.

Registered Direct Offerings

In June 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares (the “June 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $2.50 per share, for gross proceeds of approximately $5.5 million before the deduction of fees and offering expenses. The June 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the SEC on October 16, 2018, and declared effective by the SEC on November 9, 2018.

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On July 6, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 3,157,895 shares (the “July 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $4.75 per share, for gross proceeds of approximately $15.0 million before the deduction of fees and offering expenses. The July 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the SEC on October 16, 2018, and declared effective by the SEC on November 9, 2018.

On July 21, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell in a registered direct offering an aggregate of 1,850,000 shares of common stock and the option to purchase 1,387,500 additional shares (the “Additional Shares”) of common stock through October 19, 2020, which has been extended through October 19, 2021, (the “July 23, 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $5.00 per share, for gross proceeds of approximately $9.25 million at the initial closing before the deduction of fees and offering expenses (the “July 23 Offering”). The July 23, 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the SEC on October 16, 2018, and declared effective by the SEC on November 9, 2018. As of November 24, 2020, investors had exercised the option to purchase an aggregate of 420,000 Additional Shares.

On November 22, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell in a registered direct offering an aggregate of 1,650,164 shares (the “November 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $6.06 per share, for gross proceeds of approximately $10.0 million at the initial closing before the deduction of fees and offering expenses. The November 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the SEC on October 16, 2018, and declared effective by the SEC on November 9, 2018.

In a concurrent private placement, we agreed to issue to the investors purchasing the November 2020 Shares Series A Warrants to purchase up to 1,237,624 shares of our common stock and Series B Warrants to purchase up to 825,084 shares of our common stock. The Series A Warrants are exercisable immediately upon issuance and terminate six months following issuance and are exercisable at an exercise price of $8.09 per share, subject to adjustment as set forth therein. The Series B Warrants are exercisable immediately upon issuance and terminate five years following issuance and are exercisable at an exercise price of $8.90 per share, subject to adjustment as set forth therein.

Summary Risk Factors

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the matters discussed below and in the “Risk Factors” section beginning on page 15 of this prospectus prior to deciding whether to invest in our common stock. If any of the following risks occur, our business, financial condition, results of operations, cash flows, cash available for distribution, ability to service our debt obligations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline and you may lose some or all of your investment. Some of these risks include:

●	we may be acquired by a third party based on preexisting agreements;

●	we have a history of losses and have never been profitable, and we expect to incur additional losses in the future and may never be profitable;

●	the market for our products is developing and may not develop as expected;

●	our business is subject to general economic and market conditions;

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●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak;

●	our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities;

●	we may experience lower-than-anticipated market acceptance of our vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles;

●	the markets in which we operate are highly competitive, and we may not be successful in competing in these industries;

●	a significant portion of our revenues are derived from a single customer;

●	we rely on and intend to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of our vehicles; and

●	we will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks.

Corporate Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “2018 Merger”). On January 30, 2018, immediately after completion of the 2018 Merger, we changed our name to “DropCar, Inc.” The 2018 Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP. In May 2020, we completed the Merger and changed our name to “AYRO, Inc.” Our principal corporate office is located at AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, TX 78664, telephone 512-994-4917. Our internet address is https://ayro.com/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our web site does not form a part of this prospectus.

Offerings Under This Prospectus

We may offer up to $100,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. All of our directors hold office for one-year terms until the election and qualification of their successors. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

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Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Offerings by the Selling Stockholders

In addition to the securities we may offer, the selling stockholders identified in this prospectus may offer and sell from time to time up to (i) 1,237,624 shares of our common stock underlying the Series A Warrants, (ii) 825,084 shares of our common stock underlying the Series B Warrants, (iii) 57,467 shares of our common stock underlying warrants issued to Palladium as part of Palladium’s compensation for serving as our placement agent in connection with the November 2020 Offering, which have been transferred to Palladium Holdings, (iv) 56,256 shares of our common stock underlying warrants issued to Spartan as part of Spartan’s compensation for serving as our placement agent in connection with the November 2020 Offering and (v) 94,044 shares of our common stock underlying warrants issued to Spartan as part of Spartan’s compensation for serving as an introducing advisor in connection with a manufacturing agreement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, hold as cash or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds in connection with sales by any selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 120,000,000 shares of capital stock, par value $0.0001 per share, of which 100,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. On November 23, 2020, there were 27,022,132 shares of common stock, 8 shares of our Series H Convertible Preferred Stock, 2,189 shares of our Series H-3 Convertible Preferred Stock and 50 shares of our Series H-6 Convertible Preferred Stock issued and outstanding. As of such date, we had 3,272 shares of common stock reserved for issuance upon conversion of the outstanding shares of our convertible preferred stock. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of the Company’s Series H-6 Convertible Preferred Stock are entitled to vote together with the holders of our common stock those shares of Series H-6 Convertible Preferred Stock, on an as-if converted to common stock basis, subject to certain beneficial ownership blockers. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of the Company’s liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is One Glenwood Ave, Suite 1001, Raleigh, NC 27603. Our common stock is listed on The Nasdaq Capital Market under the symbol “AYRO.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

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Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

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Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving the Company and the “interested stockholder” and the sale of more than 10% of the Company’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of the Company’s existing stockholders that owned 15% or more of DropCar’s outstanding voting stock upon the closing of DropCar’s initial public offering.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of the Company’s management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our amended and restated certificate of incorporation, as amended. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of the Company’s outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Section 145 of the DGCL permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the Company. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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DESCRIPTION OF WARRANTS

As of November 24, 2020, there were outstanding warrants to purchase 3,556,538 shares of common stock.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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SELLING STOCKHOLDERS

Palladium Advisory Agreement

Pursuant to an engagement agreement (the “Palladium Advisory Agreement”), dated December 19, 2019, between AYRO Operating and Palladium, AYRO Operating engaged Palladium to (i) act as the non-exclusive placement agent in a private placement of, or similar unregistered transaction involving, equity or equity-linked securities of AYRO to a limited number of institutional, accredited individual or strategic investors, and (ii) serve as AYRO Operating’s non-exclusive advisor in connection with a merger. Palladium served as our advisor in connection with the Merger and the non-exclusive placement agent to AYRO Operating in connection with certain private placements in December 2019. In addition, pursuant to the Palladium Advisory Agreement, in June 2020 and July 2020, Palladium served as AYRO’s placement agent in connection with certain registered direct offerings.

Spartan Investment Banking Agreement

On March 6, 2020, AYRO Operating entered into an Investment Banking Agreement (the “Spartan Investment Banking Agreement”) with Spartan, pursuant to which AYRO Operating engaged Spartan to act as a non-exclusive financial advisor in connection with certain strategic investments in the Company. Pursuant to the Spartan Investment Banking Agreement, Spartan served as AYRO’s finder and financial advisor in connection with certain registered direct offerings in June 2020 and July 2020.

Karma Agreement

On September 25, 2020, we entered into the Karma Agreement, pursuant to which Karma agreed to provide certain manufacturing services for the production of our vehicles.

Pursuant to the Spartan Investment Banking Agreement, in connection with the closing of the Karma Agreement, we issued to Spartan a warrant to purchase an aggregate of 94,044 shares of our common stock at an exercise price of $3.19 (which represents 110% of the offering price per share sold in this offering) for Spartan’s service as a non-exclusive financial advisor in connection with the Karma Agreement. Such warrant is exercisable immediately upon issuance and terminate five years following issuance.

November 2020 Registered Direct Offering and Concurrent Private Placement of the Series A Warrants and the Series B Warrants (the “November 2020 Offering”)

On November 22, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell in a registered direct offering the November 2020 Shares. The November 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the SEC on October 16, 2018, and declared effective by the SEC on November 9, 2018.

In a concurrent private placement, we agreed to issue to the investors purchasing the November 2020 Shares Series A Warrants to purchase up to 1,237,624 shares of our common stock and Series B Warrants to purchase up to 825,084 shares of our common stock. The Series A Warrants are exercisable immediately upon issuance and terminate six months following issuance and are exercisable at an exercise price of $8.09 per share, subject to adjustment as set forth therein. The Series B Warrants are exercisable immediately upon issuance and terminate five years following issuance and are exercisable at an exercise price of $8.90 per share, subject to adjustment as set forth therein.

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Palladium and Spartan acted as placement agents in connection with the November 2020 Offering. We agreed to pay Palladium a fee equal to 8.0% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors, or an aggregate of approximately $400,000, and a warrant to purchase 57,467 shares of our common stock (which equals 7% of the aggregate number of shares sold in this offering to investors introduced to us by Palladium) at an exercise price of $6.969 per share (which represents 115% of the offering price per share sold in this offering), which Palladium transferred to Palladium Holdings. Pursuant to the Spartan Investment Banking Agreement, Spartan is entitled to a fee equal to 7.5% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors, or an aggregate fee of approximately $375,000, and a warrant to purchase 56,256 shares of our common stock (which represents a number of shares equal to 7.5% of the gross proceeds raised in this offering to investors introduced to us by Spartan divided by 110% of the purchase price per share sold in this offering) at an exercise price of $6.666 per share (which represents 110% of the offering price per share sold in this offering).

Relationships with the Selling Stockholders

Each of CHR Structured Capital, LLC (“CHR”), Alpha Capital Anstalt, Iroquois Capital Investment Group LLC, Iroquois Master Fund Ltd., Brio Capital Master Fund, Ltd., Ellis International LP and Richard Molinsky purchased securities in the November 2020 Offering. Each of the foregoing investors other than CHR has participated in one or more of our financings. CHR is an affiliate of Karma, which is a party to the Karma Agreement.

Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholders as of November 23, 2020, and assumes exercise of the Series A Warrants, Series B Warrants as well as the warrants issued to Palladium and Spartan in respect of the November 2020 Offering and the Karma Agreement, if any, held by such selling stockholders on that date in full for cash, without regard to any limitations on exercises; and thus, the Warrant Shares are deemed to be outstanding and to be beneficially owned by the selling stockholders holding the Series A Warrants and Series B Warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholders.

Under the terms of the Series A Warrants and Series B Warrants, a selling stockholder may not exercise Warrants to the extent that such selling stockholder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of common stock then outstanding (subject to the right of the selling stockholders to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. The number of shares does not reflect this limitation.

The percentage of shares owned after the offering is based on 27,022,132 shares of common stock outstanding as of November 23, 2020. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The third and fourth column in the table below assume the sale of all of the shares offered by each selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholders may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

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	Ownership Before Offering				Ownership After Offering
Selling Stockholders	Number of shares of common stock owned		Maximum Number of shares offered		Number of shares of common stock owned	Percentage of common stock owned
Iroquois Master Fund Ltd. (1)	382,354	(2)(3)	178,424	(3)	203,930	*
Iroquois Capital Investment Group LLC (1)	424,787	(4)(5)	265,058	(5)	159,729	*
Alpha Capital Anstalt (6)	527,662	(7)(8)	443,482	(8)	84,180	*
Brio Capital Master Fund, Ltd. (9)	74,689	(10)(11)	69,617	(11)	5,072	*
Ellis International LP (12)	69,617	(13)	69,617	(13)	0	*
CHR Structured Capital, LLC (14)	1,031,354	(15)	1,031,354	(15)	0	*
Richard Molinsky	5,156	(16)	5,156	(16)	0	*
Palladium Holdings, LLC (17)	334,335	(18)(19)	57,467	(19)	276,868	1.0%
Spartan Capital Securities, LLC (20)	183,282	(21)(22)	150,300	(22)	32,982	*

* Less than 1%

(1) Richard Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital Investment Group LLC (“ICIG”) as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund Ltd. (the “Fund”) with Kimberly Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the Warrants (subject to the beneficial ownership blockers) held by, the Fund and ICIG. Each of the Iroquois Funds and the selling stockholders disclaims any beneficial ownership of any such shares of common stock, except to the extent of their pecuniary interest therein. The selling stockholder’s address is 125 Park Ave., 25th Fl. NY, NY 10017.

(2) Includes 202,062 shares of common stock issuable upon the exercise of certain warrants and 1,868 shares of common stock issuable upon the conversion of preferred stock.

(3) Includes 107,054 shares of common stock issuable upon exercise of the Series A Warrants and 71,370 shares of common stock issuable upon exercise of the Series B Warrants.

(4) Includes 158,766 shares of common stock issuable upon the exercise of certain warrants and 963 shares of common stock issuable upon the conversion of preferred stock.

(5) Includes 159,035 shares of common stock issuable upon exercise of the Series A Warrants and 106,023 shares of common stock issuable upon exercise of the Series B Warrants.

(6) Nicola Feuerstein has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein.

(7) Includes 27,577 shares of common stock issuable upon the exercise of certain warrants.

(8) Includes 266,089 shares of common stock issuable upon exercise of the Series A Warrants and 177,393 shares of common stock issuable upon exercise of the Series B Warrants.

(9) Shaye Hirsch has sole voting and dispositive power over the securities held for the account of this selling stockholder. This selling stockholder’s address is 100 Merrick Rd., Suite 401W, Rockville Centre, NY 11570.

(10) Includes 4,117 shares of common stock issuable upon the exercise of certain warrants and 955 shares of common stock issuable upon the conversion of preferred stock.

(11) Includes 41,770 shares of common stock issuable upon exercise of the Series A Warrants and 27,847 shares of common stock issuable upon exercise of the Series B Warrants.

(12) Martin Chopp has sole voting and dispositive power over the securities held for the account of this selling stockholder. This selling stockholder’s address is 100 Merrick Rd., Ste. 400W, Rockville Centre, NY 11570.

(13) Includes 41,770 shares of common stock issuable upon exercise of the Series A Warrants and 27,847 shares of common stock issuable upon exercise of the Series B Warrants.

(14) Charles Gassenheimer has sole voting and dispositive power over the securities held for the account of this selling stockholder. This selling stockholder’s address is 152 W. 57th St., 52nd Floor, New York, NY 10019.

(15) Includes 618,812 shares of common stock issuable upon exercise of the Series A Warrants and 412,542 shares of common stock issuable upon exercise of the Series B Warrants.

(16) Includes 3,094 shares of common stock issuable upon exercise of the Series A Warrants and 2,062 shares of common stock issuable upon exercise of the Series B Warrants.

(17) Joel Padowitz has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 10 Rockefeller Plaza, #909, New York, NY 10020.

(18) Includes 276,868 shares of common stock issuable upon the exercise of certain warrants.

(19) Includes 57,467 shares of common stock issuable upon the exercise of warrants that were issued to Palladium as part of Palladium’s compensation for serving as our placement agent in connection with the November 2020 Offering, and which have been transferred to Palladium Holdings.

(20) John D. Lowry has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 45 Broadway, 19th Floor, New York NY 10006.

(21) Includes 32,982 shares of common stock issuable upon the exercise of certain warrants.

(22) Includes (i) 56,256 shares of our common stock underlying warrants issued to Spartan as part of Spartan’s compensation for serving as our placement agent in connection with the November 2020 Offering and (ii) 94,044 shares of our common stock underlying warrants issued to Spartan as part of Spartan’s compensation for serving as an introducing advisor in connection with the Karma Agreement.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of DropCar, Inc. as of and for the year ended December 31, 2019, incorporated by reference in this Registration Statement has been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, (such report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of DropCar, Inc. and Subsidiaries as of December 31, 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein, and includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of AYRO, Inc. as of December 31, 2019 and 2018 and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://ayro.com/.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, https://ayro.com/.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 10, 2020;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 9, 2020 that are deemed “filed” with the SEC;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 6, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 5, 2020, February 7, 2020 (and as amended on February 14, 2020), February 24, 2020, March 6, 2020, May 15, 2020, May 19, 2020, May 26, 2020, May 28, 2020, May 29, 2020 (and as amended on June 3, 2020), June 19, 2020, July 8, 2020, July 23, 2020, September 29, 2020, October 1, 2020, October 16, 2020, and November 23, 2020;

●	the following sections from our Registration Statement on Form S-4 filed with the SEC on February 14, 2020, as amended on April 24, 2020 (the “Form S-4”): “Management of the Combined Company,” “Information About AYRO,” and “Information About DropCar—Legal Proceedings;” and

●	the description of our common stock contained in the “Description of DropCar Capital Stock” in the Form S-4.

All reports and definitive proxy or information statements subsequently filed after the date of this initial registration statement and prior to effectiveness of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

AYRO, Inc.

Attn: Curtis Smith

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

You may also access the documents incorporated by reference in this prospectus through our website at https://ayro.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$12,269.93
Printing fees and expenses	2,000.00
Transfer agent and registrar fees	1,000.00
Accounting fees and expenses	15,000.00
Legal fees and expenses	20,000.00
Miscellaneous	1,000.00
Total	$51,269.93

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 15. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended to date (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the DGCL.

Limitation on Liability of Directors

Article IX of the Certificate of Incorporation and Article VIII of the Bylaws eliminate the personal liability of directors to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, Article VIII of the Bylaws grants the Company’s directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (1) by reason of the fact that such person is or was a director or officer of the Company, or (2) by reason of the fact that such person is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

In addition, Article VIII of the Bylaws provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then the Company shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.

The Certificate of Incorporation and the Bylaws authorize the Company to purchase insurance for any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company shall have the power to indemnify him or her against such liability under the Certificate of Incorporation. The Company intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of directors and officers.

The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

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Item 16. Exhibits.

The following exhibits are filed with this registration statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit
Number	Description of Document
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger and Reorganization by and among DropCar, Inc., ABC Merger Sub, Inc. and AYRO, Inc. dated December 19, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2019)
2.2	Asset Purchase Agreement, by and among DropCar, Inc., DropCar Operating Company, Inc., DC Partners Acquisition, LLC, Spencer Richardson and David Newman, dated December 19, 2019 (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2019)
2.3	Amendment to Asset Purchase Agreement, by and among DropCar, Inc., DropCar Operating Company, Inc., DC Partners Acquisition, LLC, Spencer Richardson and David Newman, dated May 28, 2020 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020)
3.1	Amended and Restated Certificate of Incorporation, effective May 28, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020)
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective May 28, 2020 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020)
3.3	Amended and Restated Bylaws, effective May 28, 2020 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020)
3.4	First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2020)
3.5*	Certificate of Designation of Preferred Stock
4.1	Palladium Holdings, LLC Finder’s Warrant issued in connection with the June 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.2	Form of Spartan Capital Securities, LLC Finder’s Warrant issued in connection with the June 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.3	Palladium Holdings, LLC Advisor’s Warrant issued in connection with the July 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.4	Form of Spartan Capital Securities, LLC Advisor’s Warrant issued in connection with the July 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

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4.5	Palladium Holdings, LLC Advisor’s Warrant issued in connection with the July 23, 2020 Registered Direct Offering (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.6	Form of Pre-Funded Warrant issued in connection with the AYRO Private Placements (incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.7	Form of Warrant issued in connection with the $850K AYRO Private Placement (incorporated by reference to Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.8	Form of Warrant issued in connection with the $1.15M AYRO Private Placement (incorporated by reference to Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.9	Form of Warrant issued in connection with the AYRO Bridge Loan (incorporated by reference to Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.10	Form of Penny Warrant issued in connection with the Secured Loan (incorporated by reference to Exhibit 4.10 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
4.11	Form of Securities Purchase Agreement with Option to Purchase Additional Securities, dated as of July 21, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2020)
4.12	Addendum to Securities Purchase Agreement, dated as of October 16, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020)
4.13	Form of Series A Warrant issued in connection with November 2020 private placement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2020)
4.14	Form of Series B Warrant issued in connection with November 2020 private placement (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2020)
4.15*	Form of Warrant Agreement and Warrant Certificate
4.16*	Form of Unit Agreement
5.1**	Opinion of Haynes and Boone, LLP
23.1**	Consent of Friedman LLP, independent registered public accounting firm
23.2**	Consent of EisnerAmper LLP, independent registered public accounting firm
23.3**	Consent of Plante & Moran, PLLC, independent registered public accounting firm
23.4**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in Part II of this Registration Statement)

*	To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 27, 2020.

AYRO, INC.

By:	/s/ Rodney C. Keller, Jr.
Name:	Rodney C. Keller, Jr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rodney C. Keller, Jr. and Curtis Smith, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rodney C. Keller, Jr.	President, Chief Executive Officer and Director	November 27, 2020
Rodney C. Keller, Jr.	(Principal Executive Officer)

/s/ Curtis Smith	Chief Financial Officer	November 27, 2020
Curtis Smith	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua Silverman	Chairman of the Board of Directors	November 27, 2020
Joshua Silverman

/s/ Mark Adams	Director	November 27, 2020
Mark Adams

/s/ George Devlin	Director	November 27, 2020
George Devlin

/s/ Sebastian Giordano	Director	November 27, 2020
Sebastian Giordano

/s/ Zvi Joseph	Director	November 27, 2020
Zvi Joseph

/s/ Greg Schiffman	Director	November 27, 2020
Greg Schiffman

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